                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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      |_|   Soliciting Material Under Rule 14a-12

                            PHOENIX TECHNOLOGIES LTD.
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                (Name of Registrant as Specified in Its Charter)

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                                   PARCHE, LLC
                              ADMIRAL ADVISORS, LLC
                          RAMIUS CAPITAL GROUP, L.L.C.
                                C4S &aCO., L.L.C.
                                 PETER A. COHEN
                                 MORGAN B. STARK
                               JEFFREY M. SOLOMON
                                THOMAS W. STRAUSS
                                   JOHN MUTCH
                                  PHILIP MOYER
                                JEFFREY C. SMITH
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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            PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION
            CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM
            DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

            Starboard Value and Opportunity Master Fund Ltd., an affiliate of
Ramius Capital Group, L.L.C. ("Ramius Capital"), together with the other participants named herein (collectively, the "Ramius Group"), made a definitive filing with the Securities and Exchange Commission ("SEC") on January 25, 2007
of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its two nominees at the 2007 annual meeting of stockholders of Phoenix Technologies Ltd., a Delaware corporation (the "Company").

            On February 12, 2007, the Ramius Group and the Company entered into a settlement agreement relating to the 2007 annual meeting (the "Settlement
Agreement"). Pursuant to the terms of the Settlement Agreement, the Ramius Group has withdrawn and terminated its proxy solicitation in connection with the
Company's 2007 annual meeting. The Ramius Group does not intend to vote any proxies on the white proxy card that it has received or receives. Pursuant to the terms of the Settlement Agreement, the Company's Board agreed to nominate and recommend John Mutch and Robert J. Majteles (collectively, the "Nominees")
for election to the Company's Board as Class 2 directors at the 2007 annual meeting in place of the Company's previous nominees, David S. Dury and Taher
Elgamal. The Company has also entered into an agreement with certain entities and individuals affiliated with AWM Investment Company, Inc. (the "AWM Group"), pursuant to which, among other things, the AWM Group has agreed to vote its shares in favor of the Nominees at the 2007 annual meeting.

      Item 1: On February  12,  2007,  the Company  issued the  following  press release:

     PHOENIX TECHNOLOGIES AND LARGEST INVESTORS AGREE ON NEW BOARD NOMINEES

   RAMIUS GROUP WITHDRAWS DISSIDENT PROXY; SECOND LARGEST SHAREHOLDER PROVIDES
              SUPPORT; NEW AGREEMENT WILL BENEFIT ALL SHAREHOLDERS

MILPITAS, CA: February 12, 2007 -- Phoenix Technologies Ltd. (NASDAQ: PTEC),
the global leader in core systems firmware, today announced that the Company has reached agreements regarding board composition with each of its two largest shareholders, the Ramius Group and the AWM Group.

The Phoenix Technologies board of directors has determined that it is in the best interests of all shareholders of the Company to nominate Mr. John Mutch and
Mr. Robert J. Majteles, for election to the Phoenix Technologies board at the
Company's annual meeting of stockholders to be held on February 14, 2007.
Following the election of the new nominees to the Phoenix Technologies board,
Mr. Mutch will be appointed as a member of the Audit Committee of the board and
Mr. Majteles will be appointed as a member of the Nominating and Governance
Committee of the board. Current board members and nominees for the upcoming elections, Mr. Dave Dury and Dr. Taher Elgamal, have decided to withdraw their candidacy. Mr. Dale Fuller, a current board member, will become the new chairman of the board upon Mr. Dury's departure.

In announcing the agreement, Mr. Woody Hobbs, president and chief executive officer of Phoenix Technologies said, "We are very pleased that we were able to reach an agreement with the Ramius Group, our largest shareholder. By adding one board member recommended by the Ramius Group and one by AWM, we ensure that diverse shareholder interests are represented on the board."

"I also want to thank Dave Dury and Taher Elgamal for their service on the board and for their help in facilitating this settlement. We can now get back to the real business of making Phoenix Technologies a great and valuable company,"
added Mr. Hobbs.

Mr. John Mutch, who was originally nominated by Starboard Value and Opportunity
Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C., is the founder and a managing partner of MV Advisors, LLC. In March 2003, Mr. Mutch was appointed to the board of directors of Peregrine Systems, a global enterprise software provider, where he served as President and CEO, and led the company through its acquisition by Hewlett-Packard. Mr. Mutch joined HNC Software in
1997 where he was promoted to increasing responsibilities culminating in the CEO position in 2001. From December 1986 to June 1994, Mr. Mutch held a variety of executive sales and marketing positions with Microsoft Corporation, including director of organization marketing. Mr. Mutch is currently a director of the San
Diego Software Industry Council. He holds a B.S. from Cornell University and an
M.B.A. from the University of Chicago.

Mr. Robert J. Majteles, recommended by Ramius and by the AWM Group, is the managing partner of Treehouse Capital LLC, an investment firm he founded in
2001. Prior to Treehouse, Mr. Majteles was CEO of three different technology companies. In addition, Mr. Majteles has also been an investment banker and a mergers and acquisitions attorney. Mr. Majteles received a law degree from
Stanford University in 1989 and a Bachelor of Arts degree from Columbia
University in 1986. He is also a Lecturer at the Haas School of Business,
University of California, Berkeley, and at Stanford Law School, Stanford
University.

In connection with the agreement, the Ramius Group has agreed to withdraw its proxy solicitation and vote in favor of both Mr. Mutch and Mr. Majteles. AWM has also agreed to vote in favor of both nominees.

The Company also announced that it intends to convene its annual meeting of stockholders as originally scheduled at 10:00 A.M., Pacific Standard Time, on
February 14, 2007 at the Company's offices located at 915 Murphy Ranch Road,
Milpitas, California 95035, and then immediately adjourn the meeting to a later date, in order to provide stockholders time to receive supplemental proxy materials and a new proxy card to reflect the Company's two new nominees for
Class 2 Director.

ABOUT PHOENIX TECHNOLOGIES
Phoenix Technologies Ltd. (NASDAQ: PTEC) is the global market leader in system firmware that provides the most secure foundation for today's computing environments. The Company established industry leadership with its original BIOS product in 1983, and today has 149 technology patents, has shipped in over one billion systems, and continues to ship in over 125 million new systems each year. The company's breakthrough solution, TrustedCore, enables hardware vendors to bring secure devices to market with the latest advances in Microsoft operating systems. The PC industry's top builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions to help them accelerate time to market, differentiate products and increase profits. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit www.phoenix.com. Phoenix, Phoenix Technologies, and the
Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix
Technologies Ltd. All other trademarks are the property of their respective owners.

Safe Harbor  Statement  under the Private  Securities  Litigation  Reform Act of
1995:  With the exception of historical  information,  the  statements set forth above include  forward-looking  statements that involve risk and  uncertainties.
All  forward-looking  statements  included  in  this  document  are  based  upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Factors that could  cause  actual  results to differ  materially  from  those in the  forward looking  statements  are discussed in the Company's  filings with the Securities and  Exchange  Commission,  including  its recent  filings  on Form 10-K,  filed
December 14, 2006.

Contacts

Phoenix Technologies
Media & Investor Relations
Tel. +1 408 570 1060
investor_relations@phoenix.com
public_relations@phoenix.com

Erica Mannion, Sapphire Investor Relations
Tel. +1 212 766 1800 x203
emannion@sapphireinvestorrelations.com

SOURCE: Phoenix Technologies Ltd.